Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is executed by and between Karina Fedasz (“Employee”) and IDW Media Holdings, Inc. (the “Company”) (collectively the “Parties”). In consideration for the execution of this Agreement and the performance of the terms and conditions herein, the Parties agree as follows:

1. Employment. Employee’s employment with the Company terminated effective September 15, 2021.

2. Severance. In consideration for the execution of this Agreement and subject to the conditions precedent set forth below, the Company shall pay, as severance to Employee, the amount of One Hundred Seventy-Eight Thousand and Eighty Dollars and Zero Cents ($178,080.00), less applicable state and federal withholding taxes and any other authorized deductions (the “Severance Payment”), which Employee acknowledges is consideration beyond that to which Employee is otherwise entitled. The Severance Payment will be paid in twelve (13) equal installments of Fourteen Thousand Eight Hundred Forty Dollars and Zero Cents ($13,698.46) each, less applicable state and federal withholding taxes and any other authorized deductions, payable via Employee’s current direct deposit on each of the Company’s regular paydays and in accordance with the normal payroll practices of the Company, beginning with the first regular payday that is at least 10 days after the Company’s receipt of the Agreement fully executed by Employee.

3. Release. Employee, and Employee’s successors, heirs, agents, and assigns, release and forever discharge the Company and its current and former parent companies, subsidiaries, agents, employees, independent contractors, officers, directors, owners, executives (including but not limited to Ezra Rosensaft), trustees, representatives, attorneys, insurers, related organizations, affiliated companies, assigns, and successors (hereafter referred to collectively as the “Released Parties”), and each of them, from any and all liabilities, claims, causes of action, charges, complaints, commissions, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, that Employee has incurred or expects to incur, or now owns or holds, or has at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever up to and including the date of Employee’s execution of this Agreement, including but not limited to Employee’s employment with the Company, and the termination of that employment.

This release extends to any and all claims including, but not limited to, any alleged: (a) violation of the California Fair Employment and Housing Act, the California Wage Orders, the Private Attorneys General Act, the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining Notification Act, the California Labor Code, the California Civil Code, the California Government Code, the Equal Pay Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans With Disabilities Act, the Family Medical Leave Act, the California Family Rights Act, the California Business and Professions Code, the California Healthy Workplaces Healthy Families Act, the National Labor Relations Act, and/or state and federal False Claims acts; (b) discrimination, harassment, retaliation, breach of any express or implied employment contract or agreement, wrongful discharge, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, and/or failure to pay wages due or other monies owed; and (c) violation of any local, state or federal law, regulation, ordinance, and/or public policy, violation of any contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Released Parties. Notwithstanding the releases set forth above, this Agreement does not release any claim that is prohibited from being released as a matter of law.

Employee understands that nothing in this Agreement prevents Employee from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or any other federal, state, or local agency charged with the enforcement of any employment laws, although Employee understands that by signing this Agreement, Employee waives the right to recover any damages or to receive other relief in any claim or suit brought by or through any such agency on Employee’s behalf, to the extent permitted by law.

Employee further releases and waives any right to become, and promises not to consent to become, a named plaintiff in a class, collective, or representative action, or a class or collective member in any case in which claims are asserted against the Released Parties that are related in any way to Employee’s employment with, or separation of employment from, the Company, arising from the beginning of time to the date of execution hereof. In that regard, Employee agrees that Employee may not and will not submit a claim form in any class, collective, or representative action in which Employee is included as a putative class member, if any.

4. Section 1542. Employee expressly waives any and all rights that Employee may have under Section 1542 of the Civil Code of the State of California, which states, in part: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Employee expressly waives and releases any and all right to benefits that Employee may have under California Civil Code § 1542, to the fullest extent Employee may do so lawfully. Employee further acknowledges that Employee may later discover facts different from or in addition to those facts now known to Employee or believed by Employee to be true with respect to any or all of the matters covered by this Agreement, and Employee agrees that this Agreement nevertheless shall remain in full and complete force and effect.

5. Older Worker’s Benefit Protection Act. This Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that Employee has or may have under the Federal Age Discrimination In Employment Act, as amended by the Older Workers’ Benefit Protection Act of 1990, 29 U.S.C. §§ 621 et seq. This paragraph and this Agreement are written in a manner calculated to be understood by Employee. Employee is hereby advised in writing to consult with an attorney before signing this Agreement. Employee acknowledges that, in return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement. Employee acknowledges that Employee has had a reasonable time of 21 days in which to consider signing this Agreement. If Employee decides not to use all 21 days, Employee knowingly and voluntarily waives any claims that Employee was not given the 21-day period or did not use the entire 21 days to consider this Agreement. Employee may revoke the waiver of claims under the ADEA at any time within the 7-day period following the date Employee signs this Agreement by providing written notice of revocation to the Company, directed to Amber Huerta at amber.huerta@idwmh.com. The waiver of claims under the ADEA as set forth in this Paragraph shall not become effective or enforceable until 12:01 a.m. on the 8th day after Employee signs the Agreement. Notwithstanding Employee’s right to revoke the waiver of claims under the ADEA, the remaining terms of this Agreement shall become effective and enforceable as of the date that Employee signs this Agreement, except that if Employee revokes the waiver of claims under the ADEA, Employee will receive only Five Thousand Dollars and Zero Cents ($5,000.00) (payable in one lump sum within 10 days after revocation), and not the remainder of the consideration set forth in Paragraph 2 of this Agreement. Employee understands that Employee may not sign this Agreement prior to September 15, 2021, and that if Employee does so, the Agreement shall be null and void and of no force or effect.

6. No Admissions. Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of the Released Parties, nor shall this Agreement or the furnishing of the consideration for this Agreement be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

7. Indemnification. No Party or attorney for any Party has made any representations or warranties regarding the taxability of the monetary payment made herein. Employee will assume all risks regarding the tax consequences of the monetary payment to Employee, if any. Employee agrees to indemnify and hold harmless the Released Parties against any assessment of payroll, withholding, FICA, or other taxes or penalties to Employee on said payment, if any.

8. Further Claims. Employee has not and will not institute a lawsuit or bring claims in any state or federal court, arbitration, or any other forum, based upon, arising out of, or relating to any claim, demand, or cause of action released herein, and shall immediately dismiss any such existing claims, if any. Employee has not and will not participate, assist, or cooperate in any claim, suit, complaint, action or proceeding against any of the Released Parties, unless and to the extent required or compelled by law. Employee has not and will not encourage and/or solicit any third party to file any claim, charge, suit, complaint, action or proceeding against any of the Released Parties. Nothing in this Paragraph shall apply to claims challenging the validity of the Agreement under the Age Discrimination in Employment Act or any other charges or rights that cannot be waived as a matter of law.

9. Further Payments. Employee acknowledges that the Company has provided Employee with payment for any and all wages, compensation, commissions, bonuses, PTO, vacation, sick leave, overtime, options, profit sharing, benefits, insurance, holidays, reimbursements, penalties, and/or any other form of payment from the Released Parties arising out of or related in any way to Employee’s employment with the Company. The Company likewise maintains and asserts that Employee has been fully compensated in connection with Employee’s employment with the Company. Thus, any assertion by Employee, either past, present, or future, that any form of wages or other compensation remains owing to Employee arising out of Employee’s employment with the Company is disputed by the Company in good faith. Notwithstanding said good faith dispute, Employee is willing to compromise and resolve all such claims by accepting the consideration set forth in this Agreement.

10. Workplace Injuries. Employee represents and acknowledges that Employee has not sustained any workplace injury of any kind during Employee’s employment with the Company, and Employee does not intend to file any claim or seek any benefits of any kind under workers’ compensation.

11. Confidential Information.

a. Employee agrees not to disclose to others, or use for the benefit of anyone other than the Company, any confidential or trade secret information of the Company or any information that the Company is obligated to keep confidential. In this regard, Employee understands and hereby agrees that the term “confidential or trade secret information” includes, but is not necessarily limited to, customer lists, proposals, sales data/analyses, pricing strategies and lists, marketing and sales campaigns and plans, customer files and contracts, revenue share percentages, financial information and data, software data, vendor suppliers’ lists, and market analyses, as well as information concerning the buying habits or practices of any of the Company’s customers, vendors, suppliers, or employees, and any other information that may reasonably be deemed confidential or proprietary in nature. If it is at any time determined that any of the information or materials identified above are, in whole or in part, not entitled to protection as trade secrets, the Parties agree that they shall nevertheless be considered and treated as confidential information protected under this Agreement, in the same manner as trade secrets, to the maximum extent permitted by law.

b. Employee further agrees that Employee will not use confidential or trade secret information to directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any entity: (a) engage in any business activity that is in competition with the products or services being developed, manufactured or sold by any of the Released Parties; (b) engage in any activity that involves providing audit review or other consulting or advisory services for any person or entity that is in competition with the products or services being developed, manufactured or sold by any of the Released Parties; or (c) solicit, interfere with, accept business from, hire, or endeavor to entice away any client, customer, participant, vendor, joint venture partner, business affiliate, or employee of any of the Released Parties in their respective contractual or employment relationship with the Released Parties.

12. Non-Disparagement. Employee agrees, to the maximum extent permitted by law, not to make, or induce or cause any other person or entity to make, negative statements or communications disparaging the Company or its parent, affiliates, officers, directors, managers, shareholders, members, agents, business, practices, services or products. Responding to legal process, required governmental testimony or filings, or administrative or arbitration proceedings (including, without limitation, depositions in connection with such proceedings) or making communications that cannot be prohibited pursuant to applicable federal, state, or local law will not violate the obligations of this Paragraph.

13. Return of Property. Employee represents that she has returned to the Company all Company property in Employee’s possession, custody, or control, including but not limited to the Confidential Information referenced in Paragraph 11 herein, keys, key cards, computer equipment, computer disks or files, business information, records, and any other such property. Employee also agrees to promptly return any subsequently discovered Company property to the Company. Notwithstanding the foregoing, the Company agrees that Employee will be permitted to keep her MacBook Pro 15” laptop computer, serial no: C02YP7BPLVCG, although said computer will first be wiped/reset by the Company to factory settings.

14. Prior Agreements. This Agreement does not alter, modify, or impact the confidentiality provisions and the restrictive covenants set forth in any prior agreements between the Parties, nor does it affect Employee’s obligation to comply with those provisions and covenants.

15. Cooperation. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation (internal or external) or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations, or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this subsection.

16. Miscellaneous. Employee has full authority to enter into this Agreement and to be bound by it. Employee is voluntarily entering into this Agreement free of any duress or coercion. Employee was advised to and has had the opportunity to consult legal counsel of Employee’s own choosing with respect to the execution and legal effect of this Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any and all other agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof. Each Party to this Agreement acknowledges that no representations, inducements, promises, or other agreements have been made by or on behalf of any Party except those covenants, agreements and promises embodied in this Agreement. This Agreement cannot be modified in any respect except in a written instrument signed by the Parties. In the event that any provision of this Agreement is held to be void, null or unenforceable, the remaining portions will remain in full force and effect. Any uncertainty or ambiguity in the Agreement will not be construed for or against any Party based on the attribution of drafting to any Party. This Agreement may be executed by the Parties in any number of counterparts, which are defined as duplicate originals, all of which taken together will be construed as one document. A faxed or .pdf copy of this Agreement may be deemed an original. This Agreement will be construed and governed by the laws of the State of California.

17. Attorneys’ Fees and Costs For Legal Proceedings; Injunctive Relief. If any party to this Agreement is required to enforce any term of this Agreement in any proceeding, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs expended to enforce this Agreement, in addition to any other relief to which the prevailing party may be entitled. Consistent with the foregoing, in the event of an actual or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that the Company’s remedy at law may be inadequate, and accordingly, the Company shall be entitled to sue for injunctive relief in any action or proceeding brought to enforce the terms of this Agreement.

18. Confidentiality. Employee understands and agrees that as a material condition of this Agreement, and in exchange for consideration hereunder, Employee shall not disclose or offer to disclose, and has not disclosed, any of the terms or provisions of this Agreement to any person or entity, including, but not limited to, any current, former or future employee of the Company. The sole exceptions to the obligations under this Paragraph are (a) a disclosure required by law (such as if the court requires it, or to the extent disclosure to a governmental and/or regulatory agency or tribunal as required) or a disclosure that cannot be prohibited by law, (b) to enforce any obligations under this Agreement, or (c) a disclosure to Employee’s spouse (if applicable), attorneys or financial advisors, each of whom will be advised of the confidential nature of this Agreement and must agree to be bound by its terms. Nothing in this Agreement shall prohibit or restrict Employee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding this Agreement or its underlying facts or circumstances.

PLEASE READ CAREFULLY, THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

DATED:	September 15, 2021	/s/ Karina Fedasz
Karina Fedasz

IDW MEDIA HOLDINGS, INC.

DATED:	September 16, 2021	By	/s/ Ezra Rosensaft
			Name:	Ezra Rosensaft
			Title:	CEO